UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 10, 2013

PCM, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25790	95-4518700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 E. Mariposa Avenue

El Segundo, California  90245

(Address of principal executive offices)(zip code)

(310) 354-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

On September 10, 2013, PCM, Inc. and all of its domestic subsidiaries (collectively, the “Borrowers”), entered into a Second Amendment to Third Amended and Restated Loan and Security Agreement (the “Second Amendment”) with certain lenders named therein (the “Lenders”), Wells Fargo Capital Finance, LLC as administrative agent and collateral agent for the Lenders (the “Agent”) and as co-lead arranger and co-bookrunner, and Bank of America, N.A., as co-lead arranger, co-bookrunner, and syndication agent. The Second Amendment provides, among other things, for an increase in the Maximum Credit, as defined in the Third Amended and Restated Loan and Security Agreement, as amended, from $190,000,000 to $200,000,000 effective September 10, 2013.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Amended Loan Agreement, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated into this report by this reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                        Second Amendment to Third Amended and Restated Loan and Security Agreement, dated as of September 10, 2013, by and among PCM, Inc. and all of its domestic subsidiaries, certain lenders and Wells Fargo Capital Finance, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PCM, INC.

	By:	/s/ Brandon H. LaVerne
	Name:	Brandon H. LaVerne
	Title:	Chief Financial Officer

Dated: September 11, 2013

PCM, INC.

EXHIBIT LIST

Exhibit Number	Description

10.1

Second Amendment to Third Amended and Restated Loan and Security Agreement, dated as of September 10, 2013, by and among PCM, Inc. and all of its domestic subsidiaries, certain lenders and Wells Fargo Capital Finance, LLC